      As filed with the Securities and Exchange Commission on April 5, 1999
                        Registration No. 333 - _________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ------------

                                  PULITZER INC.
               (Exact name of registrant as specified its charter)

          DELAWARE                                      43-1819711
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                           900 NORTH TUCKER BOULEVARD
                            ST. LOUIS, MISSOURI 63101
          (Address, including zip code, of principal executive offices)

                                  PULITZER INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

                                  PULITZER INC.
                         1999 KEY EMPLOYEES' RESTRICTED
                               STOCK PURCHASE PLAN

                                  PULITZER INC.
                             1999 STOCK OPTION PLAN
                            (Full title of the plans)

                                   ------------

                                RONALD H. RIDGWAY
                                  PULITZER INC.
                           900 NORTH TUCKER BOULEVARD
                            ST. LOUIS, MISSOURI 63101
                                 (314) 340-8000
            (Name, address and telephone number, including area code,
                              of agent for service)

                                   ------------
       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             RICHARD A. PALMER, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000
                            FACSIMILE: (212) 752-5958

                                   ------------

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                                     PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE        AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING PRICE      AMOUNT OF
REGISTERED                       REGISTERED(1)       SHARE(2)                (2)                           REGISTRATION FEE
-------------------------        -------------       ------------------      ------------------------      ----------------
COMMON STOCK, $.01 PAR VALUE         300,000           $40.81                  $ 12,243,000.00             $ 3,403.55
(3)
COMMON STOCK, $.01 PAR VALUE         500,000           $40.81                  $ 20,405,000.00             $ 5,672.59
(4)
COMMON STOCK, $.01 PAR VALUE       3,000,000           $40.81                  $122,430,000.00             $34,035.54
(5)
TOTAL                              3,800,000           $40.81   TOTAL:         $155,078,000.00             $43,111.68
===========================================================================================================================


(1) PLUS SUCH ADDITIONAL INDETERMINABLE NUMBER OF SHARES AS MAY BE REQUIRED PURSUANT TO THE PULITZER INC. 1999 EMPLOYEE STOCK PURCHASE PLAN, THE PULITZER INC. 1999 KEY EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN, AND THE PULITZER INC. 1999 STOCK OPTION PLAN IN THE EVENT OF A STOCK DIVIDEND, STOCK SPLIT, RECAPITALIZATION OR OTHER SIMILAR CHANGE IN THE COMMON STOCK.

(2) THE PRICE IS ESTIMATED IN ACCORDANCE WITH RULE 457(H)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES PER SHARE OF COMMON STOCK AS REPORTED ON THE NEW YORK STOCK EXCHANGE, INC. ON MARCH 31, 1999.

(3) REPRESENTS THE NUMBER OF SHARES OF COMMON STOCK UNDER THIS REGISTRATION STATEMENT THAT MAY BE ISSUED UNDER THE PULITZER INC. 1999 EMPLOYEE STOCK PURCHASE PLAN.
(4) REPRESENTS THE NUMBER OF SHARES OF COMMON STOCK UNDER THIS REGISTRATION STATEMENT THAT MAY BE ISSUED UNDER THE PULITZER INC. 1999 KEY EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN.
(5) REPRESENTS THE NUMBER OF SHARES OF COMMON STOCK UNDER THIS REGISTRATION STATEMENT THAT MAY BE ISSUED UNDER THE PULITZER INC. 1999 STOCK OPTION PLAN.

                                     PART I

     In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Pulitzer Inc. 1999 Employee Stock Purchase Plan, the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan and/or the Pulitzer Inc. 1999 Stock Option Plan, as the case may be, adopted by Pulitzer Inc. (the "Company" or the "Registrant") and are not being filed with or included in this Form S-8.

                                     PART II


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company are incorporated herein by reference:

                  (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                  (ii) The description of the Company's Common Stock contained in its Registration Statement on Form 10 (File No. 1-14541), as amended.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the Common Stock offered hereby has been passed on for the Company by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103. William Bush, a partner of such firm, is a director of the Company.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the General Corporation Law of the State of Delaware grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions set forth therein.

                  Article XI of the Company Charter provides for indemnification of directors, officers, employees and agents of the Company to the fullest extent provided by law. The Company currently maintains directors' and officers' liability insurance. Sections 1, 2 and 11 of Article XI include the basic indemnification provisions and provide as follows:

         (1) Action Not By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (2) Action By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         (11) A director's liability to the Corporation for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by Delaware law as now in effect or hereafter amended. In particular, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (C) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended; or (D) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation law. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED


             Not Applicable.

ITEM 8.      EXHIBITS

    4.1      --      Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase
                     Plan (incorporated herein by reference to Exhibit 10.27 to the Company's Registration Statement (No. 1-14541) on Form 10, as amended)

    4.2      --      Pulitzer Inc. 1999 Stock Option Plan (incorporated herein
                     by reference to Exhibit 10.28 to the Company's Registration
                     Statement (No. 1-14541) on Form 10, as amended)

    4.3      --      Pulitzer Inc. 1999 Employee Stock Purchase Plan
                     (incorporated herein by reference to Exhibit 10.29 to the Company's Registration Statement (No. 1-14541) on Form 10, as amended)

    5        --      Opinion of Fulbright & Jaworski L.L.P.

    23.1     --      Consent of Deloitte & Touche LLP

    23.2     --      Consent of Fulbright & Jaworski L.L.P. (included in
                     Exhibit 5)

    24       --      Power of Attorney (included in signature page)


ITEM 9.      UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 5th day of April, 1999.

                                            PULITZER INC.

                                            By:  /s/ Robert C. Woodworth
                                                 -------------------------------
                                                 Robert C. Woodworth
                                                 President and Chief Executive
                                                 Officer


                         -------------------------------

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Woodworth and Ronald H. Ridgway, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Signature                                            Title                                       Date
---------                                            -----                                       ----
/s/ Michael E. Pulitzer                     Director, Chairman of the Board              April 5,  1999
-----------------------------
Michael E. Pulitzer


/s/ Robert C. Woodworth                     Director, President and Chief                April 5,  1999
-----------------------------               Executive Officer
Robert C. Woodworth                         (principal executive officer)


/s/ Ronald H. Ridgway                       Director, Senior Vice President              April 5, 1999
------------------------------              - Finance (principal financial
Ronald H. Ridgway                           and accounting officer)


/s/ Ken J.Elkins                            Director                                     April 5, 1999
------------------------------
Ken J. Elkins


/s/ David E. Moore                          Director                                     April 5, 1999
------------------------------
David E. Moore


/s/ Emily Rauh Pulitzer                     Director                                     April 5, 1999
------------------------------
Emily Rauh Pulitzer


/s/ Alice B. Hayes                          Director                                     April 5, 1999
------------------------------
Alice B. Hayes


/s/ William Bush                            Director                                     April 5, 1999
------------------------------
William Bush

/s/ James M. Snowden Jr.                    Director                                     April 5, 1999
------------------------------
James M. Snowden Jr.


                                INDEX TO EXHIBITS


Exhibit
  No.                 Description
-------               -----------


5                     Opinion of Fulbright & Jaworski L.L.P.

23.1                  Consent of Deloitte & Touche LLP

23.2                  Consent of Fulbright & Jaworski L.L.P.
                      (included in Exhibit 5).

24                    Power of Attorney (included in signature page).